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                                                             EXHIBIT 10.9



                          CONSULTING AGREEMENT
                          --------------------

     THIS AGREEMENT, made as of the 1st day of December, 1999, by and between Kellwood Company, a Delaware corporation (hereinafter called the "Company"), and William J. McKenna (hereinafter called "Consultant"),

                              WITNESSETH:
                              ----------

     WHEREAS, Consultant has heretofore been the Chairman, President and Chief Executive Officer of the Company; and

     WHEREAS, The Company desires to assure the continuation of Consultant's services to the Company in a consultant capacity, to obtain the benefit of his 17 years of experience in the Company as an executive officer.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereby agree as follows:

     1.  Duties.  The Company hereby engages Consultant, and Consultant
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hereby agrees to serve the Company as a Chairman Emeritus of the Board, and, while elected, as a Director, and in an advisory and consultive capacity concerning the worldwide business and operations of the Company.

     2.  Extent of Duties.  The Company agrees that, in his performance
         ----------------
hereunder, Consultant shall be available to devote his time and efforts in advisory and consultive capacities to the Company at such times and places and by such methods as he, in his sole discretion, shall elect. Consultant's primary interaction with the Company shall be through the office of the Chief Executive Officer. Consultant shall be provided an office at the Company's headquarters, with customary secretarial help as consulting duties require, telephone access, and a car and insurance.

     3.  Compensation.  For his services hereunder, the Company shall pay
         ------------
to Consultant the amount of Two Hundred Thousand Dollars ($200,000) per year, payable in equal monthly installments beginning December 31, 1999, and payable at the end of each month thereafter. In addition, while a Director, Consultant shall receive all Directors fees paid by the Company to Directors.

     4.  Term.  The term of this Agreement shall be a period of two years
         ----
beginning on December 1, 1999, except that:

         (a) The Company may terminate this Agreement at any time for cause, upon written notice to Consultant, in which event this Agreement shall terminate except for the provisions of Section 5 hereof, which shall survive such termination. For purposes hereof, "cause" shall mean either fraud, dishonesty or conduct materially injurious to the Company by Consultant in connection with his activities with the Company or violation by Consultant of the terms of this Agreement.

         (b) This Agreement shall automatically terminate upon the death of Consultant.

         (c) Consultant may terminate this Agreement at any time upon written notice to the Company, in which event this Agreement shall terminate except for the provisions of Section 6 hereof, which shall survive such termination.

     5.  Covenant Not to Compete.  In consideration of the premises and
         -----------------------
provisions contained herein, Consultant hereby agrees that he will not, except in connection with his services to the Company hereunder, engage in any business engaged in by the Company during the term of this Agreement anywhere in the world. This covenant shall survive the termination of this Agreement pursuant to Section 4 hereof and shall continue until, and shall terminate and be of no further force and effect upon, the expiration of three (3) years after termination hereof.

     6.  Construction.  This Agreement shall be governed by the laws of
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the State of Missouri.


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     7.   Assignment.  This Agreement is based upon the personal services
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of Consultant, and the rights and obligations of Consultant hereunder shall not be assignable. The rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company.

     8.   Non-Disclosure.  In view of the foregoing, Consultant agrees that
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he will not, during the term of this Agreement or after its termination, directly or indirectly, divulge, publish, disclose or otherwise reveal any trade secrets or other information about the Company, its business, products, methods, suppliers or customers acquired by him or disclosed to him during his association with the Company under this Agreement, to any person, firm, corporation, association or other entity for any reason or purpose whatsoever without the prior written consent of the Company so long as such information shall not have been generally disseminated to the public.

     9.   Independent Contractor.  In rendering the services contemplated
          ----------------------
by this Agreement, Consultant is acting as an independent contractor and not an employee or agent of the Company and has no authority to and shall not in any way attempt to obligate or create any liability on behalf of the Company when not operating as a Director of the Company.

     10.  Notices.  Any notice, request or other communication to be given
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by any party hereunder shall be sufficient if in writing and hand delivered to the Secretary of the Company or to the Consultant or telexed thereto and effective upon receipt thereof.

     11.  Waiver.  Items, sections or parts of this Agreement can be
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subsequently waived only by a signed written agreement between duly authorized personnel of the two parties.

     12.  Entire Agreement.  This instrument supersedes all prior
          ----------------
understandings and agreements of the parties and contains the entire agreement of the parties and may not be changed except by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or extension is sought.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

CONSULTANT:                             THE COMPANY:



               /s/                                     /s/
-----------------------------------     -----------------------------------
William J. McKenna


                                        Attest:
                                                ------------------
WITNESS                                 Hal J. Upbin


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